SECOND AMENDMENT TO AMENDED AND RESTATED
MASTER LOAN AGREEMENT

    THIS SECOND AMENDMENT TO AMENDED AND RESTATED MASTER LOAN AGREEMENT (this “Amendment”) is made to be effective as of November, 2020, by and between HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company (“Borrower”), and HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank organized under the laws of the United States (“Lender”).

RECITALS

    A.     Borrower and Lender are parties to that certain Amended and Restated Master Loan Agreement dated effective June 29, 2017, as thereafter modified by that certain First Amendment to Amended and Restated Master Loan Agreement dated October 19, 2018 (as the same may be amended, restated or otherwise modified from time to time, the “MLA”) under which Lender agreed to extend certain financial accommodations to Borrower. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings assigned to them in the MLA.

    B.    Borrower has requested that the Lender increase the Revolving Term Loan by $20,000,000.00 to the total sum of $50,000,000.00, extend the Maturity Date stated in the MLA, and make modifications to certain financial covenants of the MLA. The Lender is willing to do these things in accordance with the terms and conditions of this Amendment.

AMENDMENT

    NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Amendment. The MLA is hereby amended as follows:

(a)    Defined Terms. Section 1.01 of the MLA is hereby modified by removing and replacing the definitions currently set forth in the MLA for the following defined terms with the following definitions:

“Maturity Date” means November 6, 2025.

“Mortgage” means that certain Fourth Amended and Restated Mortgage dated on or about November 6, 2020, pursuant to which a mortgage interest shall be given by Borrower to Lender in the Real Property to secure payment to Lender of the Loan Obligations.

“Second Supplement” means that certain Second Amended and Restated Second Supplement to Master Loan Agreement (Term Revolving Loan) dated on or about November 6, 2020, as the same may be amended, restated or otherwise modified from time to time hereafter.

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“Term Revolving Loan” means that certain revolving Loan from Lender to Borrower in the amount not to exceed $50,000,000.00, pursuant to the terms and conditions provided for in this Agreement, the Term Revolving Note, and the Second Supplement.

“Term Revolving Note” means that certain Second Amended and Restated Term Revolving Note in the original principal amount of $50,000,000.00, dated on or about November 6, 2020, evidencing the Term Revolving Loan, as the same may be amended, restated or otherwise modified, extended or replaced.

(b)    Term Revolving Loan. The provisions of Section 2.03 of the MLA are hereby amended and restated as follows:

    Section 2.03.    Term Revolving Loan. Subject to the terms and conditions of this Agreement, the Second Supplement, the Term Revolving Note, and in reliance upon the representations and warranties set forth in this Agreement, Lender has agreed to lend to Borrower and Borrower has agreed to borrow from Lender, as of the Closing Date, and from time to time thereafter, on a revolving basis an amount not to exceed $50,000,000.00, capital costs and cash and inventory management purposes. Such amount shall be loaned by Lender pursuant to the terms and conditions set forth in this Agreement and the Second Supplement.
(c)    Distributions. The provisions of Section 5.02(d) of the MLA are hereby amended and restated as follows:
        (b)        Distributions, etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests (units) now or hereafter outstanding, or make any distribution of assets to its stockholders, members or general partners as such, or permit any of its subsidiaries to purchase or otherwise acquire for value any stock, membership interest or partnership interest of the Borrower, provided, however, the Borrower may: (i) declare and pay dividends or distributions payable in membership interests (units); (ii) purchase or otherwise acquire shares of the membership interests (units) of the Borrower with the proceeds received from the issuance of new membership interests (units); (iii) make cash Distributions as frequently as quarterly; provided that immediately prior to such Distribution, and after giving effect thereto, no Default or Event of Default exists, and Borrower is in compliance with all covenants set forth herein on a pre- and post-distribution basis, including compliance with the Working Capital covenant set forth in Section 5.01(d) and the Debt Service Coverage Ratio covenant set forth in Section 5.01(f) (“Allowed Distributions”). For purposes of Allowed Distributions, covenant compliance shall be certified to Lender on a signed Compliance Certificate accompanied by interim internally-prepared monthly financial statements or audited annual financial statements, following Borrower’s fiscal year end, in each case delivered to Lender prior to making such Allowed Distribution; and (iv) pay dividends or distributions which are immediately reinvested in the Borrower (“Reinvestment Distributions”); provided, however, that immediately prior to the proposed payment of any dividends or Distributions permitted by this Section 5.02(b), or after giving effect thereto, no Default or Event of Default shall exist. Notwithstanding anything in this Section 5.02(b), without a written waiver from the Lender, aggregate Distributions made and declared in any fiscal year shall not exceed one hundred

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percent (100%) of Borrower’s Net Income (book income) for the fiscal year in which such Distributions are declared, unless the Borrower’s Working Capital during said fiscal year, after giving effect to any Distributions, was at all times in excess of $40,000,000.00, in which case the foregoing Net Income limitation shall not apply; or

(d)    Capital Expenditures. The provisions of Section 5.02(c) of the MLA are hereby amended and restated as follows:

        (c)        Capital Expenditures. In any fiscal year during the term of this Agreement make any investment in fixed assets in the aggregate sum exceeding the following applicable limit, based upon the Borrower’s Working Capital during such fiscal year: (i) in the event Borrower’s Working Capital during said fiscal year, after giving effect to any Distributions, was less than $30,000,000.00 at any time during said fiscal year, the Borrower shall make no ($0.00) investment in fixed assets; (ii) in the event Borrower’s Working Capital during said fiscal year, after giving effect to any Distributions, was equal to or greater than $30,000,000.00 at all times during said fiscal year, the Borrower shall not make investments in fixed assets exceeding the aggregate sum of $17,500,000.00; and (iii) in the event Borrower’s Working Capital during said fiscal year, after giving effect to any Distributions, exceeded $40,000,000.00 at all times during said fiscal year, the Borrower’s investments in fixed assets shall not be limited; or

Except as expressly modified in accordance with the preceding provisions of this Section 1, the MLA is not modified and all its terms and conditions shall remain in full force and effect.  In no event shall this Amendment be deemed to hinder, compromise or lessen the enforceability of the MLA or any of the Loan Documents in any way.

2.     Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date of this Amendment first set forth above provided, and at such time, that the following agreements, documents and other items shall have been executed and delivered to the Lender by the party indicated, each of which agreements, documents and other items shall be in form and substance acceptable to the Lender:

    (a)    The Borrower shall have executed and delivered to the Lender this Amendment.

(b)    The Borrower shall have executed and delivered to the Lender the Second Amended and Restated Second Supplement to Master Loan Agreement (Term Revolving Loan) of even date herewith.

(c)    The Borrower shall have executed and delivered to the Lender the Second Amended and Restated Term Revolving Note in the original principal amount of $50,000,000.00 of even date herewith.

(d)    The Borrower shall have executed and delivered to the Lender the Fourth Amended and Restated Mortgage of even date herewith.

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(e)    The Borrower shall have paid to the Lender the following costs, fees and expenses: (i) the loan amendment fee required by Lender, if any; (ii) legal fees incurred by the Lender in connection with the negotiation, preparation, review and execution of this Amendment and all documents and agreements required or contemplated hereby; and (iii) fees incurred or to be incurred by the Lender in closing the transactions contemplated by this Amendment and recording and filing any related documents.

(f)    The Borrower shall have taken such actions and executed such documents and agreements as shall be reasonably requested by Lender to effect the terms and conditions of this Amendment.

3.     Representations and Warranties of Borrower. Borrower hereby agrees with, reaffirms, restates, and acknowledges the following:

(a)     the representations and warranties contained in the MLA, the Loan Documents and the Related Documents. Borrower further represents and warrants that the representations and warranties contained in the MLA, the Loan Documents and the Related Documents continue to be true and correct as of the date of this Amendment in all material respects except as otherwise disclosed in writing to Lender.

(b)    that Borrower has the power and authority to execute, deliver, and perform this Amendment and any document required under this Amendment and that all documents contemplated herein when executed and delivered to Lender will constitute the valid, binding and legally enforceable obligations of Borrower in accordance with their respective terms and conditions, except as enforceability may be limited by any applicable bankruptcy or insolvency laws.

4.     Miscellaneous.

(a)    Effect; Ratification. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the MLA, or (ii) prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the MLA, as amended hereby, or any other instrument or agreement referred to therein. It is further understood and agreed by and between Borrower and Lender that all other terms and provisions of the MLA shall remain in full force and effect, enforceable by Lender against Borrower as fully as though no amendments had been made hereby, and this Amendment shall not be deemed to hinder, compromise or lessen the enforceability of the MLA, the Notes, or any mortgage, security interest, or guaranty securing repayment of the Loans, in any way. Each reference in the MLA and in any other Loan Document to the “MLA” shall mean the MLA, as amended hereby.

(b)     Loan Documents. This Amendment is a Loan Document executed pursuant to the MLA and shall be construed, administered and applied in accordance with the terms and provisions thereof.

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(c)    Counterparts, Facsimile Signatures. This Amendment may be executed in several counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument. Delivery of facsimile, portable document format (.pdf), or other electronic copies of signature pages for this Amendment will be valid and treated for all purposes as delivery of the originals.

(d)    Severability. Any provision contained in this Amendment which is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(e)    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA.

(f)    WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

[Signature page follows]

SIGNATURE PAGE TO

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SECOND AMENDMENT TO AMENDED AND RESTATED
MASTER LOAN AGREEMENT
BY AND BETWEEN
HOMELAND ENERGY SOLUTIONS, LLC
AND
HOME FEDERAL SAVINGS BANK
DATED: November 6, 2020

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Master Loan Agreement to be executed by their respective officers and duly authorized, as of the date first above written.

BORROWER:

HOMELAND ENTERGY SOLUTIONS, LLC, an Iowa limited liability company

By /s/ James Brohammer
James Broghammer
Its President/CEO

LENDER:

HOME FEDERAL SAVINGS BANK, a federally chartered stock savings bank organized under the laws of the United States

By/s/ Eric Oftedahl
Eric Oftedahl
Its Senior Vice President

STATE OF IOWA     )
    ) ss.
COUNTY OF CHICKASAW    )

On this ___ day of November, 2020, before me a Notary Public within and for said County, personally appeared James Broghammer, to me known, who being by me duly sworn, did say that he is the President and CEO of Homeland Energy Solutions, LLC, the limited liability company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

________________________________
Notary Public

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